Exhibit 3.2
AMENDED AND RESTATED
BYLAWS
OF SOUTHERN COMPANY GAS

ARTICLE I
OFFICES

Section 1.    The registered office shall be in the City of Norcross, County of Gwinnett, State of Georgia.

Section 2.    The corporation may also have offices at such other places both within and without the State of Georgia as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II
MEETINGS OF SHAREHOLDERS

Section 1.    All meetings of the shareholders for the election of directors shall be held at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of Georgia as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of shareholders for any other purpose may be held at such time and place, within or without the State of Georgia, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.    Annual meetings of shareholders shall be held at such date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

Section 3.    Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each shareholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting.

Section 4.    The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

Section 5.    Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of shareholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 6.    Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting, to each shareholder entitled to vote at such meeting.

Section 7.    Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

Section 8.    The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted that might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 9.    When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the articles of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 10.    Unless otherwise provided in the articles of incorporation or in an agreement among shareholders as permitted under the Georgia Business Corporation Code (the “GBCC”), each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

Section 11.    Unless otherwise provided in the articles of incorporation, any action required to be taken at any annual or special meeting of shareholders of the corporation, or any action that may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

ARTICLE III
DIRECTORS

Section 1.    The number of directors which shall constitute the whole board shall be not less than one nor more than twenty. Within the limits above specified, the number of directors shall be determined by resolution of the board of directors or by the shareholders at the annual meeting. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his or her successor is elected and qualified. Directors need not be shareholders.

Section 2.    A director shall not be eligible for election or re-election as a director of the corporation (1) after his or her 72nd birthday; (2) after permanent separation from the business or professional organization with which he or she was primarily associated when elected a director; or (3) after other material change in his or her primary occupation or executive position from that which he or she pursued or held when elected a director, whichever event first occurs. The application to an individual of any provision of this Section 2 may be waived by the board of directors. Any such waiver shall only be effective on a year to year basis.

Section 3.     Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Section 4.     The business of the corporation shall be managed by or under the direction of its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised or done by the shareholders.

MEETINGS OF THE BOARD OF DIRECTORS

Section 5.    The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Georgia.

Section 6.    The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the shareholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

Section 7.    Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

Section 8.    Special meetings of the board may be called by the president on notice to each director, either personally or by mail or by telephone, fax or email; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors unless the board consists of only one director; in which case special meetings shall be called by the president or secretary in like manner and on like notice on the written request of the sole director.

Section 9.    At all meetings of the board, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the articles of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 10.    Unless otherwise restricted by the articles of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

Section 11.    Unless otherwise restricted by the articles of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

COMMITTEES OF DIRECTORS
Section 12.    The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (1) approve or propose to shareholders action that the GBCC requires to be approved by such shareholders; (2) fill vacancies on the board of directors or on any of its committees; (3) amend articles of incorporation pursuant to Section 1002 of the GBCC except that a committee may, to the extent authorized in a resolution or resolutions adopted by the board of directors, amend the articles of incorporation to fix the designations, preferences, limitations, and relative rights of shares pursuant to Section 602 of the GBCC or to increase or decrease the number of shares contained in a series of shares established in accordance with Section 602 of the GBCC but not below the number of such shares then issued; (4) adopt, amend, or repeal bylaws; or (5) approve a plan of merger not requiring shareholder approval. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.
Section 13.    Unless otherwise specifically permitted by the board of directors, the provisions of these bylaws that govern meetings, actions without meetings, notice and waiver of notice and quorum and voting requirements of the board of directors, shall apply to meetings of committees and their members as well.

COMPENSATION OF DIRECTORS
Section 14.    Unless otherwise restricted by the articles of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
REMOVAL OF DIRECTORS
Section 15.    Unless otherwise restricted by the articles of incorporation or by law, any director of the entire board of directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

ARTICLE IV
NOTICES

Section 1.    Whenever, under the provisions of the GBCC or of the articles of incorporation or of these bylaws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his or her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by facsimile or email.

Section 2.    Whenever any notice is required to be given under the provisions of the statutes or of the articles of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V
OFFICERS

Section 1.    The officers of the corporation shall be chosen by the board of directors and shall be at a minimum a president, secretary and treasurer. The board of directors may also choose one or more senior or executive vice-presidents, assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the articles of incorporation or these bylaws otherwise provides.

Section 2.    The board of directors at its first meeting after each annual meeting of shareholders shall choose a president, one or more senior or executive vice-presidents, a secretary and a treasurer.

Section 3.    The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

Section 4.    The salaries of all officers and agents of the corporation shall be fixed by the board of directors or a committee thereof. The board of directors may authorize any officer, upon whom the power of appointing other officers may have been conferred (pursuant to this Article V, Section 15 below), to fix the compensation of such other officers.

Section 5.    The officers of the corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

Section 6.    Each officer of the corporation shall have the authority to execute and deliver any and all applications and filings as are necessary to be filed with federal, state and local regulatory agencies on behalf of the corporation.

THE PRESIDENT
Section 7.    The president shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

Section 8.    The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated to some other officer or agent of the corporation.

THE VICE-PRESIDENTS
Section 9.    The senior or executive vice-presidents shall be senior in authority among the vice-presidents. In the absence of the president or in the event of his or her inability or refusal to act, the board of directors shall designate which of the senior or executive vice-presidents shall perform the duties of the president, and when so acting, shall have all the powers of, and be subject to, all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARY
Section 10.    The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision the secretary shall be. The secretary shall have custody of the corporate seal of the corporation and the secretary, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature.

Section 11.    The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS
Section 12.    The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

Section 13.    The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his or her transactions as treasurer and of the financial condition of the corporation.

Section 14.    The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

OTHER OFFICERS
Section 15.    The board of directors may from time to time authorize any officer to appoint other officers of the corporation and its major subsidiaries, to prescribe the powers, term, duties and salary, if any, of such appointed officers, and to remove any officers thus appointed, consistent with the applicable bylaws and the resolutions of the board of directors authorizing such appointment and removal.

ARTICLE VI
CERTIFICATES FOR SHARES

Section 1.    The shares of the corporation shall be represented by a certificate or shall be uncertificated. Certificates shall be signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation.

Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required on certificates by Sections 625 and, if applicable, 627 of the GBCC.
Section 2.    Any of or all the signatures on a certificate may be by facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

LOST CERTIFICATES
Section 3.    The board of directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

TRANSFER OF STOCK
Section 4.    Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be cancelled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.

FIXING RECORD DATE
Section 5.    In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than 70 days before the date of such meeting or any other such action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

REGISTERED SHAREHOLDERS
Section 6.    The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Georgia.

ARTICLE VII
INDEMNIFICATION

The indemnification authorized in the articles of incorporation shall be subject to the following provisions and procedures:
Section 1.    In the case of actions brought by or in the right of the corporation, a director’s right to indemnification as authorized in the articles of incorporation shall be determined:

(a)if there are two or more directors not at the time parties to the proceeding (such directors, “Disinterested Directors”), by the board of directors by a majority vote of all the Disinterested Directors (a majority of whom shall for such purpose constitute a quorum), or by a majority of the members of a committee of two or more Disinterested Directors appointed by such a vote;
(b)by special legal counsel:

(i)selected in the manner prescribed in paragraph (a) of this Article VII, Section 1; or
(ii)if there are fewer than two Disinterested Directors, selected by the board of directors (in which directors who do not qualify as Disinterested Directors may participate); or

(c)by the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a Disinterested Director may not be voted on the determination.

Section 2.    The rights to indemnification and advance of expenses granted in the articles of incorporation and in these bylaws are not exclusive, and do not limit the corporation’s power to pay or reimburse expenses to which a director may be entitled, whether by agreement, vote of shareholders or Disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office, and do not limit the corporation’s power to pay or reimburse expenses incurred by a director in connection with his or her appearance as a witness in a proceeding at a time when he or she is not a party.

Section 3.    The corporation and its officers shall have the power to purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation, is or was serving as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability asserted against or incurred by him or her in that capacity or arising from his or her status as director, officer, employee or agent, whether or not the corporation would have the power to indemnify him or her against the same liability under the provisions of these bylaws.

Section 4.    If the corporation indemnifies or advances expenses to a director, otherwise than by action of the shareholders or by an insurance carrier pursuant to insurance maintained by the corporation, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next annual shareholders’ meeting.

Section 5.    The corporation shall indemnify any officer who was or is made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, derivative, criminal, administrative or investigative, to the same extent as it is obligated to indemnify any director of the corporation, but without being subject to the same procedural conditions imposed for the indemnification of directors. The corporation may indemnify and advance expenses to an employee or agent who is not a director or officer to the extent, consistent with public policy, permitted by the articles of incorporation, these bylaws or by law.

ARTICLE VIII
GENERAL PROVISIONS
DIVIDENDS
Section 1.    Dividends upon the capital stock of the corporation, subject to the provisions of the articles of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the articles of incorporation.

Section 2.    Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ANNUAL STATEMENT
Section 3.    The board of directors shall present at each annual meeting, and at any special meeting of the shareholders when called for by vote of the shareholders, a full and clear statement of the business and condition of the corporation.

CHECKS
Section 4.    All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR
Section 5.    The fiscal year of the corporation shall be fixed by resolution of the board of directors.

SEAL

Section 6.    The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Georgia.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE IX
AMENDMENTS

Section 1.    These bylaws may be altered, amended or repealed or new bylaws may be adopted by the shareholders or by the board of directors, when such power is conferred upon the board of directors by the articles of incorporation, at any regular meeting of the shareholders or of the board of directors or at any special meeting of the shareholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal bylaws is conferred upon the board of directors by the articles of incorporation, it shall not divest or limit the power of the shareholders to adopt, amend or repeal bylaws.